As filed with the Securities and Exchange Commission on March 27, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Knightscope, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-2482575
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

305 North Mathilda Avenue Sunnyvale, California (Address of Principal Executive Offices)	94085 (Zip Code)

Knightscope, Inc. 2022 Equity Incentive Plan

Knightscope, Inc. 2025 Inducement Plan

(Full title of the plans)

William Santana Li
Chairman, Chief Executive Officer and President
305 North Mathilda Avenue

Sunnyvale, California 94085

(Name and address of agent for service)

(650) 924-1025
(Telephone number, including area code, of agent for service)

Copies to:

Michael Podolny

Sidley Austin LLP

1001 Page Mill Road Building 1

Palo Alto, California 94304

Telephone: (650) 565-7000

Fax: (650) 565-7100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Knightscope, Inc. (the “Registrant”) relating to (i) 715,463 additional shares of Class A Common Stock of the Registrant, par value $0.001 per share (the “Common Stock”), authorized to be issued pursuant to the 2024 and 2026 annual share increase under the Knightscope, Inc. 2022 Equity Incentive Plan, as amended (the “2022 Plan”) and (ii) 5,000,000 shares of Common Stock, issuable under the Knightscope, Inc. 2025 Inducement Plan (the “Inducement Plan” and, together with the 2022 Plan, the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).  Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 27, 2026;
(b)	The Registrant’s Current Report[s] on Form 8-K, filed with the Commission on March 3, 2026; and

(c)The description of the Common Stock incorporated by reference in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on January 25, 2022, including any amendments or reports filed with the Commission for the purpose of updating such description, including Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on April 30, 2025.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 4.Description of Securities.

Not applicable.

Item 5.Interests of Named Experts and Counsel.

Not applicable.

Item 6.Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions above, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation without judicial approval from the Delaware Court of Chancery, or the court in which such action or suit was brought, that such person is fairly and reasonably entitled to indemnity for such expenses such court has deemed proper. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director or officer, except for liability for any:

●	Breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;
●	Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	Solely with respect to a director, unlawful payment of dividends or unlawful stock purchase or redemption; or
●	Transaction from which the director derives an improper personal benefit; or
●	Solely with respect to an officer, action by or in the right of the corporation.

The Registrant’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, provide for the indemnification of its directors and officers to the fullest extent permitted under the DGCL.

As permitted by the DGCL, the Registrant has entered into indemnification agreements with each of its directors and executive officers that require the Registrant to indemnify, to the fullest extent permitted by applicable law, such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. The Registrant also maintains officer and director insurance coverage against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7.Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Index
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 2.1 to Knightscope, Inc.’s Regulation A Offering Statement on Form 1-A (File No. 024-11004))
4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated April 5, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on April 8, 2024).

4.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on September 16, 2024).

4.4

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on September 16, 2024).

4.5

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024 (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on September 16, 2024).

4.6

Certificate of Amendment to Amended and Restated Certificate of Incorporation of Knightscope, Inc., dated September 13, 2024 (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on September 16, 2024).

4.7	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41248) filed on July 21, 2025)).
4.8	Knightscope, Inc. 2022 Equity Incentive Plan, as amended (incorporated by reference to Annex A-2 to the Registrant’s Definitive Proxy Statement (File No. 001-41248) filed on July 21, 2025).
4.9*	Knightscope, Inc. 2025 Inducement Plan.
5.1*	Opinion of Sidley Austin LLP.
23.1*	Consent of BMP LLP.
23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page hereto).
107*	Filing Fee Table.

*Filed herewith.

Item 9.Undertakings.

A.The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on March 27, 2026.

KNIGHTSCOPE, INC.

By	/s/ William Santana Li
William Santana Li
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each of the undersigned officers and directors of Knightscope, Inc. hereby constitutes and appoints William Santana Li and Apoorv Dwivedi, and each of them any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William Santana Li	Chairman, Chief Executive Officer and President	March 27, 2026
William Santana Li	(Principal Executive Officer)

/s/ Apoorv Dwivedi	EVP, Chief Financial Officer, and Secretary	March 27, 2026
Apoorv Dwivedi	(Principal Financial Officer and Principal Accounting Officer)

/s/ William Billings	Director	March 27, 2026
William Billings

/s/ Robert Mocny	Director	March 27, 2026
Robert Mocny

/s/ Melvin Torrie	Director	March 27, 2026
Melvin Torrie